EXHIBIT 21


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                         Subsidiaries of the Registrant
                         ------------------------------
      Name of Subsidiary                                  Jurisdiction of Organization
      ------------------                                  ----------------------------
Silgan Containers Corporation                                    Delaware

Silgan Containers Manufacturing Corporation                      Delaware

Silgan LLC                                                       Delaware

Silgan Corporation                                               Delaware

Silgan Can Company                                               Delaware

Silgan Containers Lodi Manufacturing Corporation                 California

Silgan Closures Holding Company                                  Delaware

Silgan Closures Corporation                                      Delaware

Silgan Closures LLC                                              Delaware

Silgan Equipment Company                                         Delaware

Silgan Closures International Holding Company                    Delaware

Silgan Closures Mexico, S.A. de C.V.                             Mexico

Silgan Plastics Corporation                                      Delaware

RXI Plastics, Inc.                                               Delaware

Silgan Tubes Corporation                                         Delaware

Silgan Tubes Holding Company                                     Delaware

827599 Ontario Inc.                                              Ontario, Canada

Silgan Plastics Canada Inc.                                      Ontario, Canada

828745 Ontario Inc.                                              Ontario, Canada

Thatcher Mexico, S.A. de R.L. de C.V.                            Mexico

Thatcher Investments, S.A. de R.L. de C.V.                       Mexico

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